CHARTER FOR THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                       OF

                           ENIGMA SOFTWARE GROUP, INC.


                                 [LOGO OMITTED]


                              ADOPTED MARCH 8, 2005


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                     CHARTER FOR THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                           ENIGMA SOFTWARE GROUP, INC.

1. PURPOSE:

The purpose of the Compensation Committee (the "Committee") established pursuant to this charter is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of Enigma Software Group, Inc. and its subsidiaries (the "Company"), including stock compensation and loans, and all bonus and stock compensation to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

2. MEMBERSHIP AND ORGANIZATION:

COMPOSITION. The Compensation Committee shall consist of at least two (2) members of the Board, each of whom shall be independent directors, in accordance with the rules of the NASDAQ Stock Market, Inc. Marketplace Rules for SmallCap companies (the "NASDAQ Rules"), except as otherwise determined in good faith by the Board of Directors based upon all relevant facts. The members of the Compensation Committee will be appointed by a majority of the Board of Directors.

MEETINGS. It is anticipated that the Compensation Committee will meet at least two times each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

3. RESPONSIBILITIES AND DUTIES:

The responsibilities and duties of the Committee shall include:

1. Reviewing and making recommendations to the Board of Directors regarding the compensation policy for executive officers of and directors of the Company, and such other officers of the Company as directed by the Board.

2. Reviewing and making recommendations to the Board of Directors regarding all forms of compensation (including all "plan" compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the executive officers of the Company.


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3. Reviewing and making recommendations to the Board of Directors regarding general compensation goals and guidelines for the Company's employees and the criteria by which bonuses to the Company's employees are determined.

4. Acting as Administrator of any Stock Option Plan and administering, within the authority delegated by the Board of Directors, any Employee Stock Purchase Plan adopted by the Company. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors, grant stock options or stock purchase rights to individuals eligible for such grants and amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder.

5. Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of, and consultants to the Company.

6. Preparing a report (to be included in the Company's proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company's performance; and (c) the Compensation Committee's executive compensation policies applicable to executive officers; and

7. Authorizing the repurchase of shares from terminated employees pursuant to applicable law.

4. REPORTS:

The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action, and copies of the written minutes of its meetings.

5. EVALUATION OF COMMITTEE PERFORMANCE

The Committee shall on an annual basis, evaluate its performance under this Charter. The Committee shall address all matters that the Committee considers relevant to its performance. The Committee shall deliver a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company's of the Board's policies or procedures.

6. COMMITTEE RESOURCES

The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee shall have sole authority to retain and terminate any compensation consultant to be used to evaluate director or officer compensation, including sole authority to approve the consulting firm's fee and retention terms.


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